JACKSON®
NATIONAL LIFE INSURANCE COMPANY

SUPPLEMENTAL CONTRACT DATA PAGES

Please refer to the attached Crediting Method endorsements for further explanation of values shown on these Supplemental Contract Data Pages.

Contract Number: [1234567890]

Issue Date: [October 1, 2020]

Index Account Options. Subject to availability.

Index choices of:
[S&P 500®]
[Russell 2000®]
[MSCI Emerging Markets]
[MSCI KLD 400 Social]
[MSCI EAFE]

Crediting Method and term choices of:

Term	Buffer Selection*	Floor Selection*	Crediting Method
1-Year	10%, 20%	10%, 20%	Cap
3-Year	10%, 20%, 30%	10%, 20%	Cap
6-Year	10%, 20%, 30%	10%, 20%	Cap
1-Year	10%	10%	Performance Trigger
1-Year	10%	N/A	Performance Trigger Plus

*Buffer and Floor selections cannot be chosen together with the same Index Account Option.

7780-S

7780-S 2 Guaranteed Index Adjustment Factors: The Index Adjustment Factors are determined and guaranteed for each Index Account Option term. These guaranteed Index Adjustment Factors apply for the life of the Contract. • [Cap Rate (CR): The CR will never be less than [1.00% for the 1-year], [1.50% for the 3-year], and [2.00% for the 6-year].] • [Performance Trigger Rate (PTR): The PTR will never be less than [1.00%].] • [Performance Trigger Plus Rate (PTPR): The PTPR will never be less than [1.00%].] • [Buffer: The Buffer will never be less than [5%].] • [Floor: The Floor will never be more than [50%].] • [Interim Value Proration Factor and Interim Value Proration Factor Term: The Interim Value Proration Factor is guaranteed to equal [100%] for the first [6] Contract Years, and to never be less than [50%] thereafter.] Discontinuation of or Substantial Change to an Index. If an Index is discontinued or if the calculation is changed substantially, the Company may substitute a comparable Index. The Company will obtain approval from Your state insurance department and will notify You and any assignee before using a substitute Index.

Current Index Account Options:

These are the Index Account Options You elected, as of the Issue Date of Your Contract.

Term	Index	Crediting Method	Buffer / Floor	Rate
1-year	S&P 500	Cap with Buffer	10%	1.00%
1-year	S&P 500	Cap with Buffer	20%	1.00%
1-year	S&P 500	Cap with Floor	10%	1.00%
1-year	S&P 500	Cap with Floor	20%	1.00%
3-year	S&P 500	Cap with Buffer	10%	1.50%
3-year	S&P 500	Cap with Buffer	20%	1.50%
3-year	S&P 500	Cap with Buffer	30%	1.50%
3-year	S&P 500	Cap with Floor	10%	1.50%
3-year	S&P 500	Cap with Floor	20%	1.50%
6-year	S&P 500	Cap with Buffer	10%	2.00%
6-year	S&P 500	Cap with Buffer	20%	2.00%
6-year	S&P 500	Cap with Buffer	30%	2.00%
6-year	S&P 500	Cap with Floor	10%	2.00%
6-year	S&P 500	Cap with Floor	20%	2.00%
1-year	Russell 2000	Cap with Buffer	10%	1.00%
1-year	Russell 2000	Cap with Buffer	20%	1.00%
1-year	Russell 2000	Cap with Floor	10%	1.00%
1-year	Russell 2000	Cap with Floor	20%	1.00%
3-year	Russell 2000	Cap with Buffer	10%	1.50%
3-year	Russell 2000	Cap with Buffer	20%	1.50%
3-year	Russell 2000	Cap with Buffer	30%	1.50%
3-year	Russell 2000	Cap with Floor	10%	1.50%
3-year	Russell 2000	Cap with Floor	20%	1.50%
6-year	Russell 2000	Cap with Buffer	10%	2.00%
6-year	Russell 2000	Cap with Buffer	20%	2.00%
6-year	Russell 2000	Cap with Buffer	30%	2.00%
6-year	Russell 2000	Cap with Floor	10%	2.00%
6-year	Russell 2000	Cap with Floor	20%	2.00%
1-year	MSCI Emerging Markets	Cap with Buffer	10%	1.00%
1-year	MSCI Emerging Markets	Cap with Buffer	20%	1.00%
1-year	MSCI Emerging Markets	Cap with Floor	10%	1.00%
1-year	MSCI Emerging Markets	Cap with Floor	20%	1.00%
3-year	MSCI Emerging Markets	Cap with Buffer	10%	1.50%
3-year	MSCI Emerging Markets	Cap with Buffer	20%	1.50%
3-year	MSCI Emerging Markets	Cap with Buffer	30%	1.50%
3-year	MSCI Emerging Markets	Cap with Floor	10%	1.50%
3-year	MSCI Emerging Markets	Cap with Floor	20%	1.50%
6-year	MSCI Emerging Markets	Cap with Buffer	10%	2.00%
6-year	MSCI Emerging Markets	Cap with Buffer	20%	2.00%
6-year	MSCI Emerging Markets	Cap with Buffer	30%	2.00%
6-year	MSCI Emerging Markets	Cap with Floor	10%	2.00%
6-year	MSCI Emerging Markets	Cap with Floor	20%	2.00%
1-year	MSCI KLD 400 Social	Cap with Buffer	10%	1.00%
1-year	MSCI KLD 400 Social	Cap with Buffer	20%	1.00%
1-year	MSCI KLD 400 Social	Cap with Floor	10%	1.00%
1-year	MSCI KLD 400 Social	Cap with Floor	20%	1.00%
3-year	MSCI KLD 400 Social	Cap with Buffer	10%	1.50%
3-year	MSCI KLD 400 Social	Cap with Buffer	20%	1.50%

7780-S 3

Term	Index	Crediting Method	Buffer / Floor	Rate
3-year	MSCI KLD 400 Social	Cap with Buffer	30%	1.50%
3-year	MSCI KLD 400 Social	Cap with Floor	10%	1.50%
3-year	MSCI KLD 400 Social	Cap with Floor	20%	1.50%
6-year	MSCI KLD 400 Social	Cap with Buffer	10%	2.00%
6-year	MSCI KLD 400 Social	Cap with Buffer	20%	2.00%
6-year	MSCI KLD 400 Social	Cap with Buffer	30%	2.00%
6-year	MSCI KLD 400 Social	Cap with Floor	10%	2.00%
6-year	MSCI KLD 400 Social	Cap with Floor	20%	2.00%
1-year	MSCI EAFE	Cap with Buffer	10%	1.00%
1-year	MSCI EAFE	Cap with Buffer	20%	1.00%
1-year	MSCI EAFE	Cap with Floor	10%	1.00%
1-year	MSCI EAFE	Cap with Floor	20%	1.00%
3-year	MSCI EAFE	Cap with Buffer	10%	1.50%
3-year	MSCI EAFE	Cap with Buffer	20%	1.50%
3-year	MSCI EAFE	Cap with Buffer	30%	1.50%
3-year	MSCI EAFE	Cap with Floor	10%	1.50%
3-year	MSCI EAFE	Cap with Floor	20%	1.50%
6-year	MSCI EAFE	Cap with Floor	10%	2.00%
6-year	MSCI EAFE	Cap with Buffer	10%	2.00%
6-year	MSCI EAFE	Cap with Buffer	20%	2.00%
6-year	MSCI EAFE	Cap with Buffer	30%	2.00%
6-year	MSCI EAFE	Cap with Floor	20%	2.00%
1-year	S&P 500	Performance Trigger with Buffer	10%	1.00%
1-year	S&P 500	Performance Trigger with Floor	10%	1.00%
1-year	Russell 2000	Performance Trigger with Buffer	10%	1.00%
1-year	Russell 2000	Performance Trigger with Floor	10%	1.00%
1-year	MSCI Emerging Markets	Performance Trigger with Buffer	10%	1.00%
1-year	MSCI Emerging Markets	Performance Trigger with Floor	10%	1.00%
1-year	MSCI KLD 400 Social	Performance Trigger with Buffer	10%	1.00%
1-year	MSCI KLD 400 Social	Performance Trigger with Floor	10%	1.00%
1-year	MSCI EAFE	Performance Trigger with Buffer	10%	1.00%
1-year	MSCI EAFE	Performance Trigger with Floor	10%	1.00%
1-year	S&P 500	Performance Trigger Plus with Buffer	10%	1.00%
1-year	Russell 2000	Performance Trigger Plus with Buffer	10%	1.00%
1-year	MSCI Emerging Markets	Performance Trigger Plus with Buffer	10%	1.00%
1-year	MSCI KLD 400 Social	Performance Trigger Plus with Buffer	10%	1.00%
1-year	MSCI EAFE	Performance Trigger Plus with Buffer	10%	1.00%

7780-S 4